CLEARBRIDGE ADVISORS, LLC

 DEFERRED INCENTIVE PLAN

March 31, 2008

TABLE OF CNTENTS

ARTICLE I - GENERAL ......................................................................................................................	1
1.1 Purpose of Plan ....................................................................................................................	1
1.2 Nature of Plan.......................................................................................................................	1
1.3 Transfer of Certain Account Balances From LDIP..............................................................	1
ARTICLE II - DEFINITIONS ..............................................................................................................	2
ARTICLE III - ELIGIBILITY AND PARTICIPATION...................................................................	4
3.1 Annual Determination of Participation ................................................................................	4
3.2 Change of Employment Category ........................................................................................	4
3.3 Leaves of Absence ...............................................................................................................	5
3.4 Separation from Service .......................................................................................................	5
3.5 Inactive Participation............................................................................................................	5
ARTICLE IV - PARTICIPANT CONTRIBUTIONS.........................................................................	5
ARTICLE V - COMPANY CONTRIBUTIONS .................................................................................	5
5.1 Nature of Contributions........................................................................................................	5
5.2 Amount and Crediting of Contributions...............................................................................	5
5.3 Grouping of Contributions ...................................................................................................	6
5.4 Effect of Contributions.........................................................................................................	6
ARTICLE VI - PARTICIPANT ACCOUNTS……………………………………………………….	6
6.1 Account and Sub-Accounts Established for Each Participant..............................................	6
6.2 Funding ................................................................................................................................	6
6.3 Value Adjustments ...............................................................................................................	7
6.4 Elected Investment Funds ....................................................................................................	8
6.5 Additional Investment Election Rules for Knowledgeable Employees ...............................	9
ARTICLE VII - ENTITLEMENT TO BENEFITS.............................................................................	9
7.1 Vesting Date Based Upon Length of Service.......................................................................	9
7.2 Attainment of Vesting Date..................................................................................................	10
7.3 Immediate Vesting Upon Certain Events ............................................................................	10
7.4 Continued Vesting After Separation from Service for Certain Participants.........................	10
ARTICLE VIII - DISTRIBUTION OF BENEFITS ...........................................................................	11
8.1 Benefits During Lifetime.....................................................................................................	11
8.2 Death Benefits.......................................................................................................................	12
8.3 Mode of Distribution.............................................................................................................	12
8.4 Deductions............................................................................................................................	13
8.5 Payment to Minor or Incompetent........................................................................................	13
8.6 Qualified Domestic Relations Order ...................................................................................	13
8.7 Location of Participants and Beneficiaries...........................................................................	13
8.8 Limitation on Payment Liability...........................................................................................	13
ARTICLE IX - ADMINISTRATION...................................................................................................	13
9.1 Administrative Authority .....................................................................................................	13
9.2 Company Administration .....................................................................................................	13
9.3 Administrative Committee ...................................................................................................	14
9.4 Records and Reports.............................................................................................................	15

ARTICLE X - AMENDMENT AND TERMINATION.......................................................................	15
10.1 Right to Amend ..................................................................................................................	15
10.2 Amendment Required by Federal Law...............................................................................	15
10.3 Right to Terminate..............................................................................................................	15
10.4 Employer-Level Change.....................................................................................................	16
10.5 Preservation of Rights ........................................................................................................	17
ARTICLE XI - MISCELLANEOUS ....................................................................................................	17
11.1 Limitations on Liability of Company ................................................................................	17
11.2 Construction .......................................................................................................................	18
11.3 Spendthrift Provision..........................................................................................................	18
11.4 Delayed Payments to Specified Employees .......................................................................	18

CLEARBRIDGE ADVISORS, LLC DEFERRED INCENTIVE PLAN

THIS PLAN (the “Plan”) is adopted by CLEARBRIDGE ADVISORS, LLC (the “Company”) under the terms and conditions hereinafter set forth.

ARTICLE I

General

1.1

    Purpose of Plan - The Plan is established to provide incentive and retention awards for achievement in meeting individual and Company goals and objectives.

1.2   Nature of Plan - The Plan is intended to be a “bonus program” as described in DOL Regs. §2510.3-2(c) (for purposes of being exempt from ERISA).  The Plan is intended to be an unfunded, non-qualified plan for purposes of the Internal Revenue Code, and is intended not to be subject to Section 409A of the Internal Revenue Code due to the short-term deferral rule in Treas. Reg. Section 1.409A-1(b)(4). Nevertheless, in the event that any payments under the Plan constitute the payment of deferred compensation, the Plan contains the required provisions to ensure that it complies in form and operation with Section 409A of the Code.

1.3    Transfer of Certain Account Balances From LDIP - Prior to the Effective Date of the Plan, certain Employees participated in the LDIP.  As of the Effective Date, all such Employees ceased to be eligible for additional benefits under the LDIP. The Account (as such term is defined in the LDIP) for each such Employee has been transferred to the Plan (the “Transferred Accounts”), subject to the following rules:

1.3.1     Immediate Participation in Plan Upon Transfer – Notwithstanding anything to the contrary in ARTICLE III, each Employee for whom a Transferred Account was transferred to the Plan shall become a Participant immediately upon the completion of such transfer.

1.3.2     Inclusion in Participant’s Account – Each Participant’s Account shall include the Transferred Accounts, and the Transferred Account of each Participant for each year of LDIP shall be reflected in the Plan as a separate Class Year Contributions Sub-Account, in accordance with Section 5.3.  The year of such Class Year Contributions Sub-Accounts shall be the same year as the Award Effective Date (as defined in the LDIP). For example, if the Award Effective Date of a portion of a Participant’s Transferred Account was May 16, 2007, then such portion of the Transferred Account attributable to such May 16, 2007 LDIP Award shall be reflected in the Plan as the Participant’s 2007 Class Year Contributions Sub-Account.

1.3.3      Rules of Construction -Except as otherwise expressly provided in Sections

1.3.3.1 and 1.3.3.2, below, all of the Class Year Contributions Sub-Accounts attributable to Transferred Accounts shall be subject to the provisions of the Plan.

1.3.3.1    Determination of Vesting for Transferred Accounts – In the event of a conflict between the Vesting Schedule in Section 7.1.1 of the Plan and the vesting date determined in accordance with Section 4.04 of the LDIP, the vesting date of the Class Year Contributions Sub-Account that is attributable to any Transferred Account shall be determined in accordance with Section 4.04 of the LDIP.

1.3.3.2    Certain Reductions in Workforce -Notwithstanding anything to the contrary in the Plan, Section 6.02(f) of the LDIP shall govern the distribution of the Account of any Participant that is adversely affected by a Reduction in Workforce (as provided in Section 7.4.3) that occurs after the Effective Date and before the Transfer Date.

ARTICLE II Definitions

The following terms, as used herein, unless a different meaning is implied by the context, shall have the following meanings:

1940 Act – The Investment Company Act of 1940, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.

Account - The account established for each Participant pursuant to Section 6.1.

Administrator -The person, group or entity designated in accordance with the provisions of ARTICLE IX to administer and operate the Plan.

Award Date – The date set by the Company each calendar year for making Class Year Contributions with respect to a Plan Year. Without in any way limiting the foregoing, the Award Date is expected to be on or about the May 15th that immediately follows the last day of the Plan Year to which the Class Year Contributions are attributable.

Basic Award – With respect to a particular Plan Year, the amount, if any, of the total credits to the Participant’s Class Year Contributions Sub-Account determined in accordance with Section 5.2.

Basic Award Sub-Account – A functional sub-account (established within a Participant’s Class Year Contributions Sub-Account for the purpose of determining certain vesting requirements under Article VII) into which there will be deemed to be allocated the Basic Award, if any, for each Plan Year, plus or minus (as the case may be) net earnings and/or losses with respect thereto.

Beneficiary - Any person or persons so designated in accordance with the provisions of Section 8.2.

Cause – As defined in Section 7.4.4.

Change in Control Amount – As defined in Section 6.2.2.3.

Class Year Contributions – The Section 5.2 Company contributions grouped together (if more than one) as a separate class of contributions with respect to each Plan Year and designated as that Year’s contributions in accordance with Section 5.3.

Class Year Contributions Sub-Account – A separate sub-account (established within a Participant’s Account) to which will be credited a Participant’s Class Year Contributions with respect to a particular Plan Year, plus or minus (as the case may be) net earnings and/or losses with respect thereto.

Company – CLEARBRIDGE ADVISORS, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware, and its successors and assigns, unless otherwise herein provided, or any other business organization which, as hereinafter provided, shall assume the obligations hereunder, or which shall agree to become a party to the Plan.

Competitive Activity – As defined in Section 7.4.5.

Contribution Year – As defined in Section 7.1.2.

Covered Employee - Any Employee who, as of an Award Date, is regularly employed and bonus eligible, as determined by the Company.

Disability - A medically determinable physical or mental impairment which qualifies the Participant for total disability benefits under the Social Security Act, and/or which, in the opinion of the Company (based upon such evidence as it deems satisfactory): (i) can be expected to result in death or to last at least twelve months, and (ii) will prevent the Participant from performing his usual duties or any other similar duties available in the Company’s employ.

Discretionary Investment Sub-Account – A functional sub-account (established within a Participant’s Class Year Contributions Sub-Account for the purpose of making value adjustments under Sections 6.3, 6.4 and 6.5,) into which there will be deemed to be allocated the Section 6.1 percentage of the total credits to the Participant’s Class Year Contributions Sub-Account with respect to a particular Plan Year, plus or minus (as the case may be) net earnings and/or losses with respect thereto.

Effective Date - The effective date of the Plan, which shall be March 31, 2008.

Employee -Any person employed by the Company.

Employer Group - In general, a group of employers consisting of the Company and all other employers who are treated as a single employer under Section 414(b) and/or (c) of the Internal Revenue Code; provided, however, that, in any use of the term in connection with a Separation from Service, “at least 50%” shall be substituted for “at least 80%” in each place it appears: (i) in Sections 1563(a)(1), (2) and (3) of the Internal Revenue Code for purposes of applying Section 414(b) of the Internal Revenue Code, and (ii) in §1.414(c)-2 of the Regulations.

ERISA -The Employee Retirement Income Security Act of 1974, or any provision or section thereof herein specifically referred to, as such Act, provision or section may from time to time be amended or replaced.

Fund Portfolio Manager -Any Knowledgeable Employee who is responsible for providing investment advice to investment companies registered under the 1940 Act advised or sub-advised by the Company.  The determination of status as a Fund Portfolio Manager shall be made by the Company separately with respect to each Class Year Contributions Sub-Account.

Internal Revenue Code -The Internal Revenue Code of 1986, or any provision or section thereof herein specifically referred to, as such Code, provision or section may from time to time be amended or replaced.

Knowledgeable Employees – Employees who because of their corporate positions or duties, are deemed by the Company to be  “knowledgeable employees” for purposes of Rule 3c-5 under the 1940 Act.  The determination of such status shall be deemed to have been made by the Company separately with respect to each Class Year Contributions Sub-Account.

Leave of Absence – An authorized absence from active employment under circumstances which are not treated by the Company as a Separation from Service, and with respect to which there is a reasonable expectation that the Participant will return to perform further services for the Employer Group.  (The second paragraph of the definition of Separation from Service in this Section 2.1 is relevant to this definition.)

LDIP – That certain unfunded, non-qualified bonus plan known as the Legg Mason & Co., LLC Deferred Incentive Plan, which, prior to the Effective Date, provided benefits to certain Employees of the Company.

Mandatory Investment Sub-Account – A functional sub-account (established within a Participant’s Class Year Contributions Sub-Account for the purpose of making value adjustments under Sections 6.3, 6.4 and 6.5) into which there will be deemed to be allocated the Section 6.1 percentage of the total credits to the Participant’s Class Year Contributions Sub-Account with respect to a particular Plan Year, plus or minus (as the case may be) net earnings and/or losses with respect thereto.

Non-Specified Employees - Employees who are not Knowledgeable Employees.  The determination of such status shall be deemed to have been made by the Company separately with respect to each Class Year Contribution Sub-Account.

Participant - Any person so designated in accordance with the provisions of ARTICLE I or ARTICLE III, including, where appropriate according to the context of the Plan, any former Covered Employee in whose name an Account (with an undistributed balance) exists under the Plan.

Plan - The plan set forth herein, as amended from time to time.

Plan Year - The twelve month period ending on March 31.

Premium Award – With respect to a particular Plan Year, the amount, if any, of the total credits to the Participant’s Class Year Contributions Sub-Account determined in accordance with Section 5.2.

Premium Award Sub-Account -A functional sub-account (established within a Participant’s Class Year Contributions Sub-Account for the purpose of determining certain vesting requirements under Article VII) into which there will be deemed to be allocated the Premium Award, if any, for each Plan Year, plus or minus (as the case may be) net earnings and/or losses with respect thereto.

Separation from Service – A termination of employment with the Employer Group under circumstances which do not constitute a Leave of Absence, and in which the Company and the Participant reasonably anticipate that no further services will be performed.  For this purpose, a permanent reduction in the Participant’s services to the Employer Group after a specified date, which is less than a complete cessation of services, shall constitute a Separation from Service only to the extent that the facts and circumstances meet the requirements of §1.409A-1(h)(ii) of the Regulations.  Where appropriate to the context, a Participant’s termination of employment by reason of death or Disability shall be deemed to be a Separation from Service.

Notwithstanding the foregoing, a Leave of Absence shall be deemed to constitute a Separation from Service if the period of leave exceeds six months (or such longer period for which the Participant retains re-employment rights with the Employer Group under an applicable statute or contract).

Specified Employee – Any Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code and regulations promulgated thereunder.

Transferred Accounts - As defined in Section 1.3.

Transfer Date – September 30, 2008.

Valuation Date - Each day on which the New York Stock Exchange is open for trading; provided, however, that the Valuation Date with respect to Mandatory Investment Sub-Accounts shall be the last day of the month.  The Company shall determine the monthly rate of earnings for such Sub-Accounts as of such Valuation Date.

Vesting Date(s) – Separately with respect to each of his Class Year Contributions Sub-Accounts, a Participant’s Vesting Date(s) shall be determined in accordance with Article VII.

ARTICLE III

Eligibility and Participation

3.1   Annual Determination of Plan Participation - Participation in the Plan shall be determined separately for each Plan Year, as of the Award Date for such Plan Year.  Except as the Company shall otherwise determine on or before such Award Date, the Employees eligible to participate shall consist of all those individuals who are Covered Employees as of such Award Date.

3.2     Change of Employment Category - During any period in which a Participant remains in the employ of the Employer Group but ceases to be a Covered Employee, he shall continue his Plan participation in accordance with Section 3.5, but his Account shall not be credited with any further ARTICLE V contributions (unless and until he again becomes a Covered Employee).

3.3    Leaves of Absence - During any Leave of Absence, the Employee shall remain as a Participant to the same extent as if he had not taken the Leave of Absence (subject to any variance in his contribution level appropriate to the terms of the Leave of Absence).

3.4      Separation from Service –

3.4.1    General – Except as provided in Section 7.4 below, upon a Participant's Separation from Service, his participation in the Plan shall terminate. If an Employee (whether or not a Participant) whose employment is terminated is subsequently re-employed, he shall be treated as a new Employee who shall be eligible to become a Participant only after again meeting the requirements of Section 3.1.

3.4.2      Transfers -For purposes of ARTICLES III, VII and VIII, a direct transfer of employment (voluntary or involuntary) from the Company to any other member of the Employer Group shall not be deemed to be a Separation from Service.

3.5      Inactive Participation - In the event that a Participant's active participation in the Plan ceases, as described in Section 3.2, he shall nevertheless be deemed to remain as a Participant for all purposes other than the crediting of further ARTICLE V contributions to his Account, until such time as there is no longer an undistributed balance in his Account.

ARTICLE IV

Participant Contributions

Contributions to the Plan by Participants shall neither be required nor permitted.

ARTICLE V

Company Contributions

5.1    Nature of Contributions - Contributions described in this ARTICLE V shall not represent actual deposits to a separate fund or trust, but shall be bookkeeping entries in the form of credits to the Accounts of the Participants on whose behalf the contributions are made.

5.2    Amount and Crediting of Contributions - With respect to each Plan Year, the Company shall contribute to the Plan, in the form of a credit to the Account of each eligible Participant (as determined pursuant to Section 3.1), such amount, if any, as the Company deems appropriate in its sole and absolute discretion, applied separately with respect to each Participant.

The “pool” of funds available for contribution, as well as the allocation of that pool among the eligible Participants, may (but need not) be determined under one or more formulae adopted by the Company.1 Any such formula (if adopted) may be amended from time to time, may differ with respect to Participant groups (e.g., Knowledgeable Employees and Non-Specified Employees), and may be waived with respect to individual Participants, all in the sole and absolute discretion of the Company.

The credit to the Account of each eligible Participant for the Plan Year will be made as of the first to occur of: (i) the 90th day after the end of the Plan Year, or (ii) the date, if any, on which the credit is funded pursuant to Section 6.2.1.

1  As of the Effective Date, the pool of funds available for contribution consists of Basic Awards and Premium Awards.  The Company uses the following formulae to calculate the amounts of the Participants’ Basic Awards and Premium Awards for each particular Plan Year: The amount of the Basic Award is equal to 15% of each Participant’s most recent annual bonus compensation of $50,000 or more.  The amount of the Premium Award is equal to 10% of such Basic Award.  The amount of each Participant’s annual bonus compensation is reduced by the amount of his Basic Award, but not by the amount of his Premium Award.  For any Plan Year ending after April 1, 2008, the Company shall, in its sole discretion, determine the amount, if any, of the Class Year Contributions Sub-Account to be credited to any Premium Award Sub-Account, and if it determines to do so, the percentage of the Class Year Contributions Sub-Account for such Plan Year that will be credited to such Sub-Account.

5.3     Grouping of Contributions – All of the Section 5.2 contributions credited to the Account of any Participant with respect to a particular Plan Year shall be grouped together into a single class referred to as Class Year Contributions for that Year, and shall be credited to a separate Class Year Contributions Sub-Account applicable to that Year.  Thus, for example, all Company contributions credited to a Participant’s Account with respect to the 2008 Plan Year shall be deemed to be 2008 Class Year Contributions and credited to the Participant’s 2008 Class Year Contributions Sub-Account as of the Award Date for such Plan Year.  Although each separate Class Year Contributions Sub-Account is subject to separate vesting and distribution provisions pursuant to ARTICLES VII and VIII, the aggregate of all of the Class Year Contributions Sub-Accounts attributable to a Participant shall be subject to investment pursuant to ARTICLE VI as a unified whole without regard to the fact that they are grouped into separate Class Year Contributions Sub-Accounts.

5.4     Effect of Contributions -With respect to any other employee benefit or welfare plan sponsored by the Company under which the amount of any benefit is based on the compensation paid to an employee, a Participant's compensation for the purpose of such employee benefit or welfare plan shall not include the amount of any contributions under this Plan, unless otherwise specifically provided in such other plan.

ARTICLE VI

Participant Accounts

6.1       Account and Sub-Accounts Established for Each Participant –

6.1.1   General -An individual Account shall be established on the books of the Company (or its designee) in the name of each Participant, for the purpose of accounting for contributions credited to, and benefits paid to or on behalf of, the Participant, and to account for incremental adjustments pursuant to Section 6.3.  Each Account shall be divided into separate Class Year Contributions Sub-Accounts attributable to the Participant, as described in Section 5.3. Each such Class Year Contributions Sub-Account shall be deemed to have the following functional sub-accounts:  (a) Mandatory Investment Sub-Accounts and Discretionary Investment Sub-Accounts, as described in Section 6.1.2, below, and (b) Basic Award Sub-Accounts and Premium Award Sub-Accounts, if Basic Awards and Premium Awards are part of the pool of employer contributions made pursuant to Section 5.2, above.  Each Account may be further divided into such other sub-accounts, if any, as the Company deems appropriate to properly implement the provisions of the Plan.

6.1.2   Investment Sub-Accounts - Solely for the purposes of determining value adjustments in accordance with Section 6.3 and Elected Investment Funds in accordance with Section 6.4 and Section 6.5, all of the Section 5.2 contributions for a Plan Year that are credited to a Participant’s Class Year Contributions Sub-Account Account in accordance with Section 5.3 shall be deemed to be divided between such Participant’s Mandatory Investment Sub-Account and Discretionary Investment Sub-Account for the Plan Year, as follows: One-third of the total amount credited to any Knowledgeable Employee’s Class Year Contributions Sub-Account Account for a particular Plan Year shall be deemed to be credited to his Mandatory Investment Sub-Account, and two-thirds of the total amount credited to such Participant’s Class Year Contributions Sub-Account Account for the Year shall be  deemed to be credited to his Discretionary Investment Sub-Account; provided, however, all of a Participant’s Class Year Contributions Sub-Accounts attributable to any Transferred Accounts shall be credited only to such Participant’s Discretionary Investment Sub-Account(s).  In the case of any Participant who is a Non-Specified Employee, all of the amount credited to such Participant’s Class Year Contributions Sub-Account Account for a particular Plan Year shall be deemed to be credited to his Discretionary Investment Sub-Account for the Year, and no amount shall be deemed to be credited to his Mandatory Investment Sub-Account for the Year.  Each Participant’s status (i.e., as a Knowledgeable Employee or Non-Specified Employee) shall be determined separately with respect to each Plan Year as of the Award Date for such Plan Year.  If, with respect to any Plan Year, a Participant changes status from a Knowledgeable Employee to a Non-Specified Employee, or vice versa, such change in status shall have no effect on the rules applicable to his Mandatory Investment Sub-Account or Discretionary Investment Sub-Account for any prior or subsequent Plan Year.

6.2      Funding –

6.2.1      General -The Company shall not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account, its only obligation being to make distributions as described in ARTICLE VIII.  Should the Company elect to make contributions to a trust (hereinafter referred to as the "Trust") to assist the Company in paying the benefits which may accrue hereunder, the contributions to the Trust shall not reduce or otherwise affect the Company's liability to pay benefits under the Plan (which benefits may be paid from the Trust or from the Company's general assets, in the discretion of the Company), except that the Company's liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments).  If any such investments, or contributions to the Trust, are made by the Company, they shall have been made solely for the purpose of aiding the Company in meeting its obligations under the Plan, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that the Company does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), the Company will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments.  Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of the Company, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Participant or his Beneficiaries. The Company shall have the right at any time to use any such investments not held in Trust in the ordinary course of its business. Neither the Participant nor any of his Beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of the Company to the extent of the arrangement which is the subject of the Plan.

6.2.2     Specifics - To the extent that the Company actually makes contributions to the Trust, or otherwise directly or indirectly sets aside assets to assist in paying any benefits which may accrue hereunder:

6.2.2.1      Utilization of Forfeitures - Values forfeited by reason of early Separation from Service, as described in Section 7.2, shall, in the discretion of the Company, either:  (i) be returned to the Company from the Trust, (ii) be re-allocated to the Accounts of other Participants in order to reduce contributions the Company would otherwise make (as described in Section 6.2.1), and/or (iii) be held in a separate forfeiture suspense account in the Trust pending the Company’s decision as to disposition.  For a period of 90 days following an Employer Level Change provided in Section 10.4, no values forfeited may be returned to the Company from the Trust unless the assets in the Trust after such payment are greater than or equal to the Change in Control Amount.

6.2.2.2    Off-Shore Prohibition - Except as otherwise permitted by regulations or other guidance issued by the Internal Revenue Service under Section 409A(b) of the Internal Revenue Code, neither such assets, nor the Trust itself, shall be located or transferred outside of the United States (except to a foreign jurisdiction in which substantially all of the services giving rise to the benefits accruing hereunder are performed).

6.2.2.3         Contribution of Change in Control Amount -Before or upon a Change in Control, as determined in accordance with Section 10.4.2, the Company shall, as soon as possible, but in no event longer than 30 days following the Change of Control, make an irrevocable contribution to the Plan in an amount that is sufficient to cause the amount of assets in the Plan after such contribution to be equal to the lesser of

(A) and (B) below, where (A) is 105% of Plan liabilities, and (B) is the amount that enables the Plan to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred, plus $100,000 (the “Change in Control Amount”).

6.3   Value Adjustments - Subject to Section 6.5 and to such other limitations and procedures as may from time to time be imposed by the Company, each Participant shall have the right to designate from time to time the deemed investment categories (described in Section 6.4) to be applicable to his Account, in accordance with the following:

6.3.1     Any initial or subsequent designation: (i) shall designate the percentage of his Account which is to be "invested" in each of the categories described herein, (ii) shall be in writing, and (iii) shall be effective as of the next Designation Date which is at least 15 days after the date of receipt of such designation by the Company, or such earlier date as may be permitted by the Company. Alternatively, the Company may provide for telephone or other electronic investment designations to the extent that such facilities are made available by the funding agency.

6.3.2   The Company may establish (and thereafter change) an annual limit on the number of designations (including changes) that may be made by any Participant.  As of the Effective Date, each Participant may make only one designation in each calendar year.

6.3.3     Each designation shall remain in effect unless and until a subsequent designation becomes effective with respect to the Account. All contribution credits added to a Participant's Account, and all distributions subtracted therefrom, shall be invested or withdrawn in accordance with the then effective designation. As of the effective date of any new designation, the entire balance of the Account at that date shall be reallocated among the designated categories according to the percentages specified in the designation (unless the Company permits, and the Participant elects, to have the new designation apply only to future contributions), but no reallocations of the Participant's Account will be made merely to adjust for disproportionate investment growth among such funds (other than in response to a subsequent investment designation filed with respect to a Participant’s Account); provided, however, that there shall be no investment designations permitted with respect to the Mandatory Investment Sub-Accounts; and provided further that in the case of any subsequent investment designation made by a Knowledgeable Employee with respect to any one or all of his Discretionary Investment Sub-Accounts, the rule in Section 6.5.2 shall apply to all such Discretionary Investment Sub-Accounts.

6.3.4     In the event the Company receives an initial or revised investment designation which it deems to be incomplete, unclear, not in accord with procedures established pursuant to this Section 6.3, or otherwise improper, the Participant's investment category designation then in effect shall remain in effect (or, in the case of a deficiency in an initial designation, the Participant shall be deemed to have filed no designation) until the next Designation Date, unless the Company provides for, and permits the application of, corrective action prior thereto.

6.3.5     It is intended that all Participants be required to direct the categories applicable to their Accounts to the extent set forth in this Section 6.3. However, with respect to the period prior to a Participant’s initial investment direction, or in the event that, thereafter, the Company possesses at any time proper instructions as to the handling of less than all of a Participant's Account, the Participant shall be deemed to have designated that the non-directed portion of his Discretionary Investment Sub-Account shall be invested equally in all of the available funds.

6.3.6    For purposes of this Section 6.3, "Designation Date" shall mean any regular business day during April of each year, beginning in 2008, but the Company shall have the right, at any time, without necessity of Plan amendment, to change any Designation Date, or to add or delete Designation Dates, on a temporary or permanent basis.

6.3.7    Except as the Company shall otherwise determine, any distributions shall be taken proportionately from each separate investment fund in which the Account is deemed to be invested at the time of the distribution.

6.4     Elected Investment Funds - Subject to Section 6.5, the Company shall make available for deemed investment such separate investment funds as it may deem appropriate from time to time, and shall allocate the Participant’s deemed investments (or any assets actually held in trust pursuant to Section 6.2.1) among such funds pursuant to the investment designations described in Section 6.3, in accordance with the following:

6.4.1      As of the Effective Date, the separate investment funds that are available to all Participants shall consist of all publicly-traded, Legg Mason-sponsored mutual funds that are sub-advised by the Company. 2 The Company, in its discretion, may make additional or alternative investments available for amounts allocated to Mandatory Investment Sub-Accounts.3

2As of the Effective Date, those funds are:  LMP Aggressive Growth Fund, LMP Appreciation Fund, LMP Capital Fund, LMP Capital and Income Fund, LMP Convertible Fund, LMP Equity Fund, LMP Diversified Large Cap Growth Fund, LMP Dividend Strategy Fund, LMP Fundamental Value Fund, LMP Investors Value Fund, LMP Large Cap Growth Fund, LMP Mid Cap Core Fund, LMP Small Cap Growth Fund, and LMP Small Cap Value Fund.

3As of the Effective Date, those investments consist of an unregistered limited partnership, which invests in other unregistered commingled investment vehicles managed or advised by the Company and known as the “ClearBridge CDIP Feeder Fund, LP.”

6.4.2   Without necessity of Plan amendment, the Company may provide for the establishment of additional investment funds, may limit or terminate the availability of, any separate investment fund, and/or may limit the availability of investment funds to one (in which case the Plan shall be administered without regard to Section 6.3).

6.4.3      In the case of any deemed purchase of units in a separate investment fund, the applicable Account shall be charged with a dollar amount equal to the quantity and kind of investments deemed to have been purchased multiplied by the unit fair market value thereof on the deemed purchase date and shall be credited with the quantity and kind of investments so deemed to have been purchased.  In the case of any deemed sale, the Account shall be charged with the quantity and kind of investments deemed to have been sold, and shall be credited with a dollar amount equal to the quantity and kind of investments deemed to have been sold multiplied by the unit fair market value thereof on the deemed sale date. As used herein "fair market value" means the actual price if any investments are actually purchased or sold pursuant to this Section 6.4, or otherwise the Company's best estimate thereof.  For registered investment funds, the determination of units is based on the net asset value, or “NAV”, determined by the investment fund on the Valuation Date.

6.4.4      Except as provided in Section 6.4.4.2, each separate investment fund shall be valued as of each Valuation Date, and any distribution from an Account shall be based upon the Valuation Date immediately preceding the distribution. Value adjustments shall be based upon the investment results that would have occurred had the investments deemed to have been made in accordance with this Section 6.4 actually been made. For valuation purposes:

6.4.4.1   If Accounts are deemed to have been invested in a separate investment fund on a commingled basis, the income, gain or loss (whether or not realized) and expense equivalents shall be determined on a commingled basis and allocated among the applicable individual Accounts, as of each Valuation Date, pursuant to any reasonable allocation method adopted by the Company, giving due weight to, and/or making reasonable assumptions as to, the timing of contributions credited, and distributions made, between valuation dates.

6.4.4.2  If Accounts are deemed to have been invested on an individual basis rather than a commingled basis with other Accounts, and if the Company deems it administratively practicable to do so, an Account (or part thereof) may be separately and individually valued immediately prior to, and for the purpose of determining the amount of, the distribution.

6.5 Additional Investment Election Rules For Knowledgeable Employees -Notwithstanding anything to the contrary in Sections 6.3 and 6.4, the following provisions shall apply with respect to the deemed investments of Participants who are or at any time have been Knowledgeable Employees.

6.5.1. All amounts allocated to Mandatory Investment Sub-Accounts shall be invested in an investment that the Company, in its sole and absolute discretion, shall select.4

6.5.2. With respect to any Participant who is a Fund Portfolio Manager, at least one-half of the amounts credited to such Participant’s Discretionary Investment Sub-Account for the most recently concluded Contribution Year) must be invested in the Fund Portfolio Manager’s  primary Legg Mason investment company that is sub-advised by the Company as determined by the Company.

ARTICLE VII

Entitlement to Benefits

7.1   Vesting Date Based Upon Length of Service - Except as otherwise provided in Sections 7.3, and 7.4, a Participant’s Vesting Dates are:  (i) based upon continued service with the Company, and

(ii) established separately with respect to each Class Year Contributions Sub-Account, in accordance with the schedule set forth in Section 7.1.1.  Each Vesting Date occurs on April 30 of the calendar year which is a

4  As of the Effective Date, the investment is the ClearBridge CDIP Feeder Fund, LP.

predetermined number of years (as set forth in the applicable schedule) following the Contribution Year to which the Class Year Contributions Sub-Account is attributable.

7.1.1 Vesting Schedule. - The schedule of Vesting Dates is as follows:

Vesting Date	Vested Percentage of Remaining Sub-Account
April 30 of 1st year following contribution year	25%
April 30 of 2nd year following contribution year	33 1/3%
April 30 of 3rd year following contribution year	50%
April 30 of 4th year following contribution year	100%

For example, with respect to a Participant’s 2008 Class Year Contributions Sub-Account, one-fourth of his Subaccount would vest on April 30, 2009, one-third of the remaining Sub-Account would vest on April 30, 2010, one-half of the remaining Sub-Account would vest on April 30, 2011, and the entire remaining Sub-Account would vest on April 30, 2012.

7.1.2   Contribution Year Defined - For purposes of this Section 7.1 (and in particular, the Vesting Date schedules), the term “Contribution Year” refers to the Plan Year for which a contribution is credited to a Participant’s Class Year Contributions Sub-Account.  Thus, for example, with respect to a contribution based upon factors relating to the 2008 Plan Year and credited to a Participant’s 2008 Class Year Contributions Sub-Account, 2008 is the “contribution year”.

7.2    Attainment of Vesting Date – In the event that a Participant, at any time prior to his Separation from Service, reaches his Vesting Date with respect to all or any portion of a particular Class Year Contributions Sub-Account, he shall become entitled to the full amount of the portion of that Sub-Account with respect to which his Vesting Date has been reached, payable according to the provisions of ARTICLE VIII.

Subject to the provisions of Sections 7.3 and 7.4, in the event of a Participant’s Separation from Service at a time when all or any portion of any one or more of the Participant’s Class Year Contributions Sub-Accounts shall not yet be vested (i.e., the Vesting Date shall not have been reached), then, as of the date of the Participant’s  Separation from Service, the portion of his Sub-Accounts which shall not have vested shall be forfeited by him and his total Account balance shall be reduced by the amount of the forfeiture.

7.3    Immediate Vesting Upon Certain Events -Notwithstanding anything to the contrary in Section 7.2, there shall be full and immediate vesting under the circumstances described in Section 7.3.1, 7.3.2, and 7.3.3, below.

 7.3.1     Disability - In the event of a Participant’s Separation from Service by reason of Disability, then, as of the date of his Separation from Service, he shall be deemed to have reached his Vesting Date and he shall be entitled to the full amount of his Account, payable according to the provisions of ARTICLE VIII.

7.3.2     Death -In the event of the death of a Participant prior to his Separation from Service, then, as of the date of his death, he shall be deemed to have reached his Vesting Date and the full amount of his Account shall become payable, according to the provisions of ARTICLE VIII, to his designated Beneficiary, upon submission of proof of death satisfactory to the Company.

7.3.3   Certain Employer-Level Changes – In the event of any Employer-Level Change provided in Section 10.4, then, as of the date of such Employer-Level Change, all Participants shall be deemed to have reached their Vesting Date and they shall be entitled to the full amount of their Accounts, payable according to the provisions of ARTICLE VIII.

7.4    Continued Vesting After Separation from Service for Certain Participants - If there occurs a Separation from Service with respect to a Participant and, at a time of such Separation from Service, all or any portion of any one or more of such Participant’s Class Year Contributions Sub-Accounts shall not yet be vested (i.e., the Vesting Date shall not have been reached), then  no such Separation from Service shall be deemed to have occurred solely for the purpose of satisfying the Vesting Schedule in Section 7.1.1, whereupon he shall be entitled to the vested amount of his Account, payable according to the provisions of ARTICLE VIII, for so long as the following three requirements are satisfied: (i) such Participant’s Separation from Service satisfies one or more of the conditions specified in Sections 7.4.1, 7.4.2, or 7.4.3, below, (ii) such Separation from Service is without Cause, as defined in Section 7.4.4, below, and (iii) in the circumstances described in Sections 7.4.1 and 7.4.2, below, such Participant refrains from engaging in Competitive Activity, as defined in Section 7.4.5, below.

7.4.1

  Retirement under the Legg Mason Profit Sharing and 401(k) Plan and Trust - The conditions of this Section 7.4.1 shall be deemed to be satisfied if the reason for the Participant’s Separation from Service is his retirement pursuant to Section 7.1 of the Legg Mason Profit Sharing and 401(k) Plan and Trust 2007 Amending Restatement, or any successor thereto.

7.4.2    Rule of 15 Participant – The conditions of this Section 7.4.2 shall be deemed to be satisfied if the Participant has completed 15 or more years of service with the Employer Group before his Separation from Service.

7.4.3   Reduction in Workforce – The conditions of this Section 7.4.3 shall be deemed to be satisfied if the Participant’s Separation from Service is due to the elimination of his position in connection with a reduction in workforce by the Company; provided, however, that notwithstanding anything to the contrary in Section 7.4, upon such Participant’s Separation from Service he shall be deemed to have forfeited all of the credits in his Premium Award Sub-Accounts except for the Pro Rata Portion thereof.  The Pro Rata Portion shall be equal to the amount of each Premium Award Sub-Account that would have vested on the Vesting Date immediately following his Separation from Service, multiplied by a fraction the numerator of which shall be the number of months that the Participant was employed during the Plan Year of his Separation from Service (including any partial months in which the Participant was employed for at least 15 days) and the denominator of which shall be 12.

7.4.4   Cause – Any one or more of the following types of behavior by an Employee, which the Company in its sole discretion finds to be sufficient reason to terminate the Employee’s employment with the Company: (a) any conduct (i) that constitutes Competitive Activity, (ii) that breaches any obligation to the Company or any duty of loyalty to the Company, or (iii) that is materially injurious to the Company, monetarily or otherwise; (b) material violation of, or an act taken by or the failure to act which causes the Company or the Employee to be in violation of any government statute or regulation, or the constitution, by-laws or regulations of any securities or commodities exchange or self-regulatory organization, or of the policies of the Company; (c) the entering of an order or decree or the taking of any similar action with respect to the Employee which substantially impairs him from performing his duties or makes him ineligible from being associated with the Company pursuant to Section 9 of the 1940 Act or Section 203(f) of the Investment Advisers Act of 1940; (d) malfeasance, disloyalty or dishonesty in any material respect; (e) any conviction for a felony; (f) any failure to devote all professional time to assigned duties and to the business of the Company; (g) failure to satisfactorily perform duties, as determined by the Company in its sole discretion, or gross misconduct or gross negligence in the performance of duties; or (h) failure to remain licensed to perform duties or other act, conduct or circumstance which renders the Employee ineligible for employment with the Company.

7.4.5   Competitive Activity -A Participant shall have engaged in Competitive Activity if during the course of his employment with the Company and for a period of 48 months thereafter, he competes with any of the Company’s business operations, as determined by the Company, in its sole discretion.

ARTICLE VIII

Distribution of Benefits

8.1    Benefits During Lifetime -Benefits shall be distributed during Particpants’ lifetimes in accordance with the provisions of Sections 8.1.1, 8.1.2, and 8.1.3, as applicable:

8.1.1     Distribution Upon Reaching Vesting Date -In the event that a Participant reaches a Vesting Date with respect to all or any portion of any of his Class Year Contributions Sub-Accounts, as described in Section 7.2, an amount equal to the full value of the portion of those Sub-Accounts with respect to which his Vesting Date has been reached shall be distributed to him by the Company as provided in Section 8.3.1, valued and payable as soon as administratively practicable after (but in no event later than 70 days immediately following) the Vesting Date.

8.1.2     Distribution Upon Separation from Service Due to Disability -In the event of a Participant’s Separation from Service by reason of Disability, as described in Section 7.3.1, the full value of his entire Account (including all Sub-Accounts, even if not yet vested) shall be distributed to him by the Company as provided in Section 8.3.1, valued and payable as soon as administratively practicable following (but in no event more than 70 days after) such Separation from Service.

8.1.3    Distribution Upon Employer-Level Change -In the event of an Employer-Level Change provided in Sections 7.3.3 and 10.4, an amount equal to the full value of his entire Account (including all Sub-Accounts, even if not yet vested) shall be distributed to him by the Company in a single lump sum, valued and payable as soon as administratively practicable following (but in no event more than 70 days after) such Employer-Level Change.

8.2   Death Benefits -In the event of the death of a Participant who has an undistributed balance in his Account:

8.2.1     In the event of a Participant’s death, as described in Section 7.3.2, an amount equal to the full value of his entire Account (including all Sub-Accounts, even if not yet vested) shall be distributed by the Company to the Beneficiary designated by the Participant (in the form provided by the Company) as provided in Section 8.3.1, valued and payable as soon as administratively practicable following (but in no event more than 70 days after) the date of his death.

8.2.2      In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary eligible to receive the payment, validly named by the Participant, the Company shall distribute any such benefit payment to the Participant's estate. In determining the existence or identity of anyone entitled to a benefit payment, the Company may rely conclusively upon information supplied by the Personal Representative of the Participant's estate. In the event of a lack of adequate information having been supplied to the Company, or in the event that any question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a Beneficiary designation conflicts with applicable law, or in the event the Company is in doubt for any other reason as to the right of any person to receive a payment as Beneficiary then, notwithstanding the foregoing, the Company, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Participant's estate,

(ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

 8.3    Mode of Distribution –

8.3.1      Distribution in Shares - Subject to such procedures or restrictions as may be established by the Company from time to time, or required by law, and subject to the tax withholding requirements referenced in Section 8.4, each Participant will receive all or any part of his distribution (net of taxes withheld) in the shares or limited partnership interests (“interests”) in which his Account has been invested pursuant to ARTICLE VI (to the extent that the Company has elected pursuant to Section 6.2.1 to make Trust contributions to assist it in paying benefits). To the extent that the Participant has taken his distribution in shares (or interests), the Company shall direct the trustees of the Trust to transfer the shares (or interests) that are the subject of the election to a brokerage account or a directly-held fund account established in the name of the Participant, free and clear of the Trust, and free and clear of any restrictions on the Participant’s right to sell, transfer or otherwise deal with and/or dispose of the shares (or interests) as he sees fit, such shares (or interests) no longer constituting any part of the Plan or the Trust.

8.3.2    Distribution in Cash -Notwithstanding anything to the contrary in Section 8.3.1, above, the Company shall have the right but not the obligation to make all or any part of any distributions in cash; provided, however, that upon an Employer-Level Change provided in Section 10.4, all distributions from the Plan shall be in cash.

8.4    Deductions - Any amounts payable under the Plan shall be subject to such deductions or withholdings as may be required by law, but shall not be deemed to be salary or other compensation for the purpose of computing benefits to which the Participant may be entitled under any retirement plan or other arrangement of the Company for the benefit of its employees generally.

8.5     Payment to Minor or Incompetent - If any person to whom a payment is due under the Plan is a minor or has been adjudicated to be unable to manage his or her property of financial affairs, the Company shall have the right to cause the payments becoming due to such person to be made to any parent, guardian, custodian, relative or such other person then assuming responsibility for the care of his benefit, without responsibility of the Company to see to the application of such payments, and such payments will constitute a complete discharge of the liabilities of the Company with respect thereto.

8.6    Qualified Domestic Relations Order -Payments under the Plan shall not be subject to the provision of any Qualified Domestic Relations Order (a "QDRO"), as defined by Section 414(p) of the Internal Revenue Code, applicable to a Participant's benefit any qualified plan sponsored by the Company or its affiliates. Any amount which would be payable under this Plan to an alternate payee if the QDRO were applied to this Plan shall instead be paid to the Participant, if living, otherwise to his Beneficiary.

8.7    Location of Participants and Beneficiaries - Any communication, statement or notice addressed to a Participant (or Beneficiary) at his last post office address filed with the Company, or if no such address was filed with the Company then at his last post office address as shown on the Company's records, shall be binding on the Participant (or Beneficiary) for all purposes of the Plan. Except for the sending of a registered letter to the last known address, the Company shall not be obliged to search for any Participant (or Beneficiary). If the Company notifies any Participant (or Beneficiary) that he is entitled to an amount under the Plan and the Participant (or Beneficiary) fails to claim such amount or make his location known to the Company within five years, then, except as otherwise required by law, the Company shall have the right to treat the amount payable as a forfeiture to the Company.

8.8  Limitation on Payment Liability -The Company's obligation to make any benefit distribution payment pursuant to this ARTICLE VIII (or otherwise under the Plan) shall be limited to the amount credited to the Participant's Account as of the Valuation Date pertaining to such payment. Neither the Plan nor any action taken pursuant thereto guarantees any fixed dollar amount of payments to the Participant, his beneficiary, estate or representative. The amount of payment under the Plan shall vary in accordance with the provisions of ARTICLE VI, and neither the Company or the Administrator, or any of their representatives, shall be responsible for any decrease in value of the Account by reason of investment performance reflected therein.

ARTICLE IX

Administration

9.1  Administrative Authority - Except as otherwise specifically provided herein, the Company shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to: (i) resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions; (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan; (iii) implement the Plan in accordance with its terms and such rules and regulations; (iv) notify the Participants of any amendment or termination of, or of a change in any benefits available under, the Plan; and (v) prescribe such forms as may be required for Employees to make elections under, and otherwise participate in, the Plan. Subject to the power to delegate in the manner described in Section 9.2, the Company shall act through its Board of Directors.

9.2  Company Administration - The Plan shall be operated and administered on behalf of the Company by an Administrator. The Administrator shall be governed by the following:

9.2.1   In the absence of any designation to the contrary pursuant to Section 9.3, and subject to the power to delegate pursuant to this Section 9.2, the Administrator shall be the Company. Except as the Company shall otherwise expressly determine, the Administrator shall have full authority to act for the Company before all persons in any matter directly pertaining to the Plan, including the exercise of any power or discretion otherwise granted to the Company pursuant to the terms of the Plan, other than the power: (i) to amend or terminate the Plan (including exercise of the discretion described in Section 10.3), (ii) to determine who is eligible for Plan participation, (iii) to constitute the membership of the Administrative Committee pursuant to Section 9.3.1, (iv) to determine Company contributions and whether those contributions shall be placed in trust pursuant to Section 6.2,

(v) to appoint and/or remove the trustees of the trust referred to in Section 6.2, and (vi) to affect the employer-employee relationship between the Company and any Employee, all of which powers are reserved to the Company unless expressly granted to the Administrator.

9.2.2    The Administrator may appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan; if the Administrator acted prudently in making such appointment, the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, and in the same manner to revoke any such delegation of duties, powers or responsibilities. Any action of such person in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority. The Administrator shall not be liable for any act or omission of any person to whom the Administrator's duties, powers or responsibilities have been delegated, nor shall any person to whom any duties, powers or responsibilities have been delegated have any liabilities with respect to any duties, powers or responsibilities not delegated to him.

9.2.3   All representatives of the Company, and/or members of the Administrative Committee if one be appointed, shall use ordinary care and diligence in the performance of their duties pertaining to the Plan, but no such individual shall incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by him or on his behalf in his official capacity with respect to the Plan, (ii) for any act or failure to act, or any mistake of judgment made, in his official capacity with respect to the Plan, unless resulting from his gross negligence or willful misconduct, fraud or bad faith or (iii) for the neglect, omission or wrongdoing of any other person involved with the Plan. The Company shall indemnify and hold harmless each such individual who is an Employee from the effects and consequences of his acts, omissions and conduct in his official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from his own willful misconduct, gross negligence, fraud or bad faith. If any matter arises as to which an individual is entitled to indemnity hereunder, the indemnitee shall give the Company prompt written notice thereof. The Company, at its own expense, shall then take charge of the disposition of the asserted liability, including compromise or the conduct of litigation. The indemnitee may, at his own expense, retain his own counsel and share in the conduct of any such litigation, but the failure to do so shall not adversely affect his right to indemnity.

9.2.4      Nothing in the Plan shall be construed so as to prevent any person involved in administration of the Plan from receiving any benefit to which he may be entitled as a Participant, but he shall not be entitled to vote or act upon, or execute on behalf of the Plan documents specifically related to, his own participation in the Plan.

9.2.5      Expenses incurred in the administration and operation of the Plan (including the functioning of the Administrative Committee) shall be paid by the Company.

9.3    Administrative Committee - The Company’s Chief Executive Officer, or in his absence, the Chief Operating Officer, shall have the right to designate and appoint a committee, to be known as the Administrative Committee, as Administrator. Except to the extent that the Company has retained any power or authority, or allocated duties and responsibilities to another, said Committee shall have full power and authority to administer and operate the Plan in accordance with its terms and in particular the authority contained in this

ARTICLE IX, and, in acting pursuant thereto, shall have full power and authority to deal with all persons in any matter directly connected with the Plan, in accordance with the following provisions:

9.3.1   The Committee shall consist of one or more individuals designated by the Company’s Chief Executive Officer, or in his absence, the Chief Operating Officer.  Subject to his right to resign at any time, each member of the Committee shall serve (without compensation, unless otherwise determined by the Company) at the pleasure of the Company, and the Chief Executive Officer, or in his absence, the Chief Operating Officer, may appoint, and may revoke the appointment of, additional members to serve with the Committee as may be determined to be necessary or desirable from time to time. Each member of the Committee, by accepting his appointment to the Committee, shall thereby be deemed to have accepted all of the duties and responsibilities of such appointment, and to have agreed to the faithful performance of his duties thereunder.

9.3.2     The Committee shall adopt such formal organization and method of operation as it shall deem desirable for the conduct of its affairs. The Committee shall act as a body, and the individual members of the Committee shall have no powers and duties as such, except as provided herein; the Committee shall act by vote of a majority of its members at the time in office (other than those disqualified from voting pursuant to Section 9.2.4), either at a meeting or in writing without a meeting.

9.3.3     The determination of the Committee (so long as not arbitrary and capricious, as that term is defined for purposes of plans covered by ERISA) on any matter pertaining to the Plan within the powers and discretion granted to it shall be final and conclusive on all Participants and all other persons dealing in any way or capacity with the Plan. However, with respect to any Participant who disputes such determination, the determination shall not be binding until the Participant has been given reasonable access to all Plan records directly affecting his Account, reasonable opportunity to be heard, and a reasonable explanation of the basis for the Committee's decision.

9.4     Records and Reports - The Administrator shall maintain adequate records of its actions and proceedings in administering the Plan and shall file all reports and take all other actions as it deems appropriate in order to comply with any federal or state law. The Administrator shall keep on file, in such form as it shall deem convenient and proper, a statement of each Participant's Account as from time to time determined. A complete copy of the Plan shall be made available by the Administrator for examination by each Participant during reasonable hours at the office of the Company. The statement of an individual Participant's Account shall be made available as aforesaid for examination by the Participant, but not by any other Participant.

ARTICLE X

Amendment and Termination

10.1     Right to Amend - The Company shall have the right to amend the Plan in writing as adopted by the Board of Directors in accordance with applicable state law, at any time, and with respect to any provisions thereof, and all parties thereto or claiming any interest thereunder shall be bound thereby.

10.2   Amendment Required by Federal Law - The Plan may be amended at any time, retroactively if required, if found necessary in order to conform to the provisions and requirements of the Internal Revenue Code or ERISA, or any similar act or any amendments thereto or regulations promulgated thereunder; no such amendment shall be considered prejudicial to any interest of any Employee or Participant.

10.3   Right to Terminate - The Company reserves the right, at any time and in its sole discretion: (i) to terminate contributions under the Plan, (ii) to suspend making such contributions for a fixed or indeterminate period of time, or (iii), to terminate the Plan.

In the event of suspension or termination of Company contributions pursuant to clause (i) or (ii) of the preceding paragraph, the Company shall continue all other aspects of the Plan, in which event distributions will be made in accordance with ARTICLES VII and VIII.

In the event of termination of the Plan, the rights of all Participants in their Accounts shall become fully vested and the Accounts shall be immediately distributed to the Participants in a single lump sum.  However, the Plan may be terminated pursuant to this paragraph only if: (i) the Company determines that Section 409A of the Internal Revenue Code does not apply to the Plan, or (ii) if it is determined that Section 409A of the Internal Revenue Code does apply to the Plan:  (A) the plan termination is in conjunction with an event that constitutes a distribution event within the meaning of Section 409A(a)(2) of the Internal Revenue Code, and/or (B) the distribution is otherwise permitted by any regulatory or other guidance issued by the Internal Revenue Service thereunder (including, but not limited to Treas. Regs. §1.409A-3(j)(4)(ix), as presently written or as hereafter amended, replaced or supplemented).

10.4   Employer-Level Change

10.4.1 Cessation of Business - Notwithstanding any other provision of this Plan to the contrary, in the event the Company ceases to actively carry on the trade or business in which a Participant was employed (whether or not such cessation involves a liquidation of the Company's assets), and if the cessation is not pursuant to a transaction whereby a successor entity continues the trade or business (including the obligations under the Plan), the entire value of the Account shall (as soon as possible but in any event prior to the completion of any liquidation of assets) be distributed in a single lump sum to the Participant, but only if, in connection with the cessation of business:  (i) the Company determines that Section 409A of the Internal Revenue Code does not apply to the Plan, or (ii) if it is determined that Section 409A of the Internal Revenue Code does apply to the Plan:  (A) the Participant has had a Separation from Service, (B) the cessation is in conjunction with an event that constitutes a distribution event within the meaning of Section 409A(a)(2) of the Internal Revenue Code and/or any regulatory or other guidance issued by the Internal Revenue Service thereunder, or (C) the distribution is otherwise permitted under regulations or other guidance issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code.

10.4.2 Change in Control - Notwithstanding any provision of this Plan to the contrary (other than Section 10.4.4, below), upon any Change in Control Event provided in Section 10.4.3, below, the entire value of each affected Participant’s Account shall (as soon as possible) be distributed in a single lump sum to the Participant, but only if, in connection with the Change in Control Event:  (i) the Company determines immediately before such Change in Control Event that Section 409A of the Internal Revenue Code does not apply to the Plan, or

(ii) if the Company determines immediately before such Change in Control Event that Section 409A of the Internal Revenue Code does apply to the Plan:  (A) the Participant has had a Separation from Service, (B) the Change in Control Event constitutes a distribution event within the meaning of Section 409A(a)(2) of the Internal Revenue Code and/or any regulatory or other guidance issued by the Internal Revenue Service thereunder, or (C) the distribution is otherwise permitted under regulations or other guidance issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code.

10.4.3 Change in Control Events – Each of the following events shall constitute a Change in Control Event for purposes of the Plan:

(i)

the closing of any transaction with respect to which Legg Mason, Inc. ("Legg Mason") and its affiliates in the aggregate cease to hold, directly or indirectly, beneficial ownership of more than 50 percent of the total fair market value or total voting power of the outstanding membership interests in the Company immediately after the consummation of such transaction;

(ii)

any person, including a "person" as such term is used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, acquires, directly or indirectly, beneficial ownership of securities representing 35% or more of the combined voting power of the outstanding securities of Legg Mason;

(iii)

the closing of any merger, consolidation or other reorganization involving Legg Mason with respect to which the stockholders of Legg Mason immediately prior to such reorganization do not hold, directly or indirectly, beneficial ownership of securities representing more than 50 percent of the combined voting power of the outstanding securities of such successor entity immediately following such reorganization;

(iv)

the closing of any transaction involving a sale of assets of the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company;

(v)

the closing of any transaction involving a sale of assets of Legg Mason that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Legg Mason;

(vi)

the adoption of any plan or proposal for the liquidation or dissolution of the Company or Legg Mason; or

(vii)

within any 12-month period, individuals who, as of May 15, 2008, constitute the board of directors of Legg Mason (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Legg Mason's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

10.4.4   Permitted Successor to Company – Upon a Change in Control Event provided in Section 10.4.3(i), (iv), or (vi):

10.4.4.1 Provision may be made by which the Plan will be continued by the successor employer, in which case such successor shall be substituted for the Company under the Plan and Sections

10.4.1 and 10.4.2 shall not apply to the transaction. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

10.4.4.2 If the action described in Section 10.4.4.1 has not been taken within five business days before the effective date of the transaction, the provisions of Section 10.4.1 and 10.4.2 shall govern with respect to the transaction and the immediate distribution provisions of Section 10.3 may apply.

10.4.4.3 In the event of a transaction described in this Section 10.4.4 which applies to a portion of the Company, the provisions of this 10.4.4 shall apply only to the employees transferred in connection therewith.

10.5     Preservation of Rights -Amendment or termination of the Plan shall not affect the rights of any Participant (or Beneficiary) to payment of the amount in his Account, to the extent that such amount was payable under the terms of the Plan prior to the effective date of such amendment or termination.

ARTICLE XI

Miscellaneous

11.1       Limitations on Liability of Company - Neither the establishment of the Plan nor any modification thereof, nor the creation of any Account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Company (or any person connected therewith), except as provided by law or by any Plan provision. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a fiduciary relationship between the Company (or any person connected therewith) and any Participant, Beneficiary or other person. In no event shall the Company (or any person connected therewith) be liable to any person for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan or any contribution thereto or distribution therefrom.

11.2    Construction - The Plan is intended to be exempt from Title I of ERISA and from Section 409A of the Internal Revenue Code, and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so exempted. In case any provision of the Plan shall be held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Except to the extent preempted by the laws of the United States of America, the laws of the state of New York shall govern, control and determine all questions arising with respect to the Plan and the interpretation and validity of its respective provisions. Participation under the Plan will not give any Participant the right to be retained in the service of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

11.3     Spendthrift Provision - No amount payable under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. The foregoing shall not preclude any arrangement for: (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayments of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not part of an arrangement constituting an assignment or alienation).

In the event that any Participant's benefits are garnished or attached by order of any court, the Company may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable shall be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

11.4    Delayed Payments to Specified Employees - Notwithstanding any provision of the Plan to the contrary, Specified Employees may not receive any payment(s) upon a Separation from Service unless such payment(s) are made on or after the date that is six months after the date of Separation from Service (or if earlier the date of death of such Specified Employee.)5  Instead, any such payments to which such Specified Employee would otherwise be entitled during the first six months following such Separation from Service shall be accumulated and paid on the first day of the seventh month following the date of Separation from Service.

5  As of the Effective Date of the Plan, the Plan does not provide any payments upon Separation from Service; accordingly, the provisions in this Section 11.4 are included so that the form of the Plan complies with the requirements of Section 409A of the Code.